UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 21, 2007, Royal Caribbean Cruises Ltd. issued a press release entitled “Celebrity Cruises Announces Fourth Solstice-Class Ship.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Celebrity Cruises Announces Fourth Solstice-Class Ship” dated May 21, 2007 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	May 21, 2007	By:	/s/ Brian J. Rice

			Name:	Brian J. Rice
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

CONTACT:
Lynn Martenstein (305) 539-6570	Elizabeth Jakeway (305) 539-6127
lmartens@rccl.com	ejakeway@celebritycruises.com

CELEBRITY CRUISES ANNOUNCES FOURTH SOLSTICE-CLASS SHIP

MIAMI – May 21, 2007 – The stars aligned for Celebrity Cruises today, as the line confirmed its order for a fourth Solstice-class cruise ship. The new vessel will enter service in Fall 2011, following sister ships Celebrity Solstice in Fall 2008, Celebrity Equinox in Summer 2009, and Celebrity Eclipse in Summer 2010, bringing Celebrity’s total fleet to 11 ships. The contract is contingent on the completion of customary financing.

Like its sister ships, Celebrity’s fourth Solstice-class liner will have larger standard staterooms, 90 percent of which will be outside, and 85 percent of all staterooms will have verandas. The 2,850-guest vessels will have an exceptional range of guest-inspired services and amenities, and will measure 1,033 feet in length and 121 feet in width. German shipbuilder Meyer Werft will build the 122,000-ton ship.

“Ordering a fourth Solstice-class ship is obviously a testament to the demand we’ve received from travel agent partners and travelers alike for more cruise vacation options with Celebrity,” said Royal Caribbean Cruises Ltd. Chairman & CEO Richard Fain. “This expansion also is yet another vivid illustration of the incredibly exciting growth and momentum behind the Celebrity brand.” Celebrity estimates the all-in cost of the ship to be approximately $280,000 per berth, based on current exchange rates.

Celebrity Cruises offers comfortably sophisticated, upscale cruise experiences with highly personalized service, exceptional dining, and extraordinary attention to detail. Celebrity sails in Alaska, Antarctica, Bermuda, California, Caribbean, Europe, Galapagos Islands, Hawaii, Mexican Riviera, Panama Canal and South America, and will begin sailing in Australia and New Zealand this year. The line also offers unique land-tour vacations in Alaska, Canada, Europe and Australia through its cruisetour affiliate. Noted for "The World's Best Large Ships," as voted by the readers of Conde' Nast Traveler (February 2007 Cruise Poll), Celebrity's current fleet will be joined by Celebrity Solstice in 2008, Celebrity Equinox in 2009, Celebrity Eclipse in 2010, and a fourth Solstice-class ship in 2011. For more information, call your travel agent, dial 1-800-437-3111 or visit www.celebritycruises.com.

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